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                                  EXHIBIT 99.3

                        CONSENT OF PROSPECTIVE DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, hereby consent to being named in the Registration Statement on Form S-4 of JWGenesis Financial Corp. (the "Form S-4") as a person about to become a director of JWGenesis Financial Corp., to this letter being filed as an exhibit to the Form S-4 and to the use of my name and biographical information in the Form S-4.


                                       /s/ Gregg S. Glaser
                                     Gregg S. Glaser

Dated:  May 6, 1998